Filed Pursuant to Rule 424(b)(2)
Registration No. 333-98525
and
333-92466
Prospectus Supplement to Prospectus dated January 8, 2003.

$500,000,000

(THE ST. PAUL LOGO)

The St. Paul Companies, Inc.

Medium-Term Notes, Series D

TERMS OF SALE

       The following terms may apply to the notes which The St. Paul Companies, Inc. may sell at one or more times. The final terms for each note will be included in a pricing supplement. The St. Paul will receive between $499,375,000 and $496,250,000 of the proceeds from the sale of the notes, after paying the agents’ commissions of between $625,000 and $3,750,000.

•	Mature 9 months to 30 years

•	Fixed or floating interest rate or indexed notes or zero-coupon or other original issue discount notes. The floating interest rate may be based on:

•	Commercial paper rate

•	Prime rate

•	CD rate

•	Federal funds rate

•	LIBOR

•	EURIBOR

•	Treasury rate

•	CMT rate

•	Any other rate specified by The St. Paul in the pricing supplement

•	Any combination of rates specified in the pricing supplement

•	The St. Paul may have a right to extend the maturity or the maturity may extend automatically unless you elect for earlier maturity

•	Certificated or book-entry form

•	Not subject to redemption and repurchase at option of The St. Paul or the holder, and not subject to a sinking fund, unless the pricing supplement states otherwise

•	Not convertible

•	Interest paid on fixed rate notes semi-annually

•	Interest paid on floating rate notes monthly, quarterly, semi-annually or annually

•	Minimum denominations of $1,000 increased in multiples of $1,000

•	May be foreign currency or composite currency denominated

•	Settlement in immediately available funds

       Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

       The St. Paul may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any specific number or amount of the notes. The agents will use their reasonable efforts to sell the notes offered.

Goldman, Sachs & Co.	JPMorgan

Prospectus Supplement dated January 29, 2003.

DESCRIPTION OF NOTES WE MAY OFFER

       This section is a summary of the material terms that are common to the debt securities offered by this prospectus supplement, referred to as notes. This summary supplements, and is qualified by reference to, the description of the general terms and provisions of the debt securities in the prospectus that is attached to the back of this prospectus supplement. However, if any particular term of notes described here is inconsistent with any general terms described in the prospectus, the particular term described here will control.

       When we issue any particular note or notes, we will specify their particular terms in a pricing supplement to this prospectus supplement. The terms of any particular notes may be different from or in addition to the terms summarized here. The interest-related information described here or in the accompanying prospectus does not apply to zero coupon notes described below.

       In this section, we use capitalized terms to signify defined terms that have been given special meaning in the indenture or the notes or explained in the accompanying prospectus. We describe meaning for only the more important terms.

       In this entire section, the terms “The St. Paul”, “we”, “our” and “us” refer to The St. Paul Companies, Inc. Also, in this section, “you”, “your” and “registered holders” mean those who own notes registered in their own names and not those who own beneficial interests in notes registered in “street name” or in notes represented by a global note or notes issued in “book-entry” form through the depositary. Owners of beneficial interests in the notes should read the subsection below entitled “Book-Entry System” and the subsection entitled “Legal Ownership” in the prospectus.

General Features of the Notes

       The notes constitute a single series of debt securities under the indenture dated as of March 12, 2002 between us and JPMorgan Chase Bank, as trustee. We explain what the indenture is on page 5 of the prospectus. The notes are limited in their aggregate principal amount to $500,000,000. We may increase or decrease the foregoing limit, if in the future we determine that we may want to sell additional notes or other securities. For a description of the rights attached to different series of debt securities under the indenture, see “Description of Debt Securities We May Offer” in the prospectus.

Stated Maturity and Maturity

       The day on which the principal amount of your note is scheduled to become due and payable is called the stated maturity of the principal, which is a date from 9 months to 30 years from the issuance date of the note. This date will be specified on the face of the note and in the pricing supplement relating to the note. The principal may become due and payable sooner, by reason of redemption, acceleration after a default or otherwise. The day on which the principal actually becomes due and payable, whether at the stated maturity or earlier, is called the maturity of the principal.

       If so stated in the pricing supplement, we will have a right to extend the stated maturity at our option. If so stated in the pricing supplement, the stated maturity will automatically extend unless you elect that the principal should mature. See “Types of Notes — Extendable Notes” and “— Renewable Notes” on page S-4 for more information about these types of notes.

       We also use the terms stated maturity and maturity to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the stated maturity of that installment. When we refer to the stated maturity or the maturity of a note without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Notes

       Amounts that become due and payable on your note will be payable in a currency or composite currency specified on the face of the note and in the related pricing supplement, called a specified currency. The specified currency may be U.S. dollars or any other currency, including the euro, or any composite currency. In some cases, a note may have different specified currencies for principal and interest. You will have to pay for your notes by delivering the requisite amount of the specified currency for the principal to an agent named in the related pricing agreement, unless we or you have made other arrangements with the agent. We will make payments on your notes in the applicable specified currency, except as otherwise described here under “How We Will Make Payments on Global Notes” and “How We Will Make Payments on Certificated Notes” or in the prospectus under “Description of Debt Securities We May Offer — Payment and Paying Agents”.

Types of Notes

       We will issue two main types of notes, which are distinguishable by the manner in which they bear interest:

• Fixed Rate Notes. A note of this type (other than a zero coupon note) will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount.

• Floating Rate Notes. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by addition or subtraction of a spread or multiplication by a spread multiplier, and they may be subject to a minimum rate or a maximum rate. The various interest rate formulas, such as the Commercial Paper Rate, the Prime Rate, LIBOR, EURIBOR, the Treasury Rate, the CD Rate, the Federal Funds Rate, and the CMT Rate, and other features are described below in “Interest Rates of Notes — Floating Rate Notes”. If your note is a floating rate note, the particular formula and any adjustments that apply to the interest rate for your note will be specified or described in your pricing supplement.

       The notes may also be distinguished by the prices at which they are originally issued or by the fact that the amounts payable on them at maturity or otherwise will depend on variable factors. There are three types:

• Original Issue Discount Notes. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption, or acceleration of its maturity, an amount less than its principal amount will be payable. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration. See “U.S. Taxation — Original Issue Discount” below. An original issue discount note may be a zero coupon note or may bear interest at a fixed or floating rate.

• Indexed Notes. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to a currency exchange rate, composite currency, commodity price or any other financial or non-financial index described in your pricing supplement. If you are a registered holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. If you purchase an Indexed Note, your pricing supplement will include information about the relevant index and about how amounts to become payable will be determined by reference to that index. You should read carefully such information and the section below entitled “Risks Relating to Indexed Notes”.

• Amortizing Notes. If you are a registered holder of an amortizing note, you will receive payments of principal and interest in installments over the life of the notes. Unless otherwise specified in your pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. Further information concerning additional terms of amortizing notes will be specified in your pricing supplement, including a table setting forth repayment information for such amortizing notes.

• Extendable Notes. If you are registered holder of an extendable note, we will have the option to extend the stated maturity of the notes for more periods. If a note gives us this option, your pricing supplement will say so and will specify a final date beyond which we may not extend the stated maturity. Your pricing supplement for notes of this type will also specify the procedures applicable to an exercise of the option to extend.

• Renewable Notes. If you are registered holder of a renewable note, the stated maturity will automatically be extended for one or more periods, but not beyond a specified final date, unless you elect that the note should mature. If a note has this automatic renewal feature, your pricing supplement will say so and will specify the dates and procedures that will apply.

Denomination of Notes

       Unless we specify differently in the pricing supplement relating to your note, the denomination of your note will be $1,000 and integral multiples of $1,000 above that. If your note is denominated in a specified currency other than U.S. dollars, the denomination of the note should be in an amount of the specified currency for such note equivalent to $1,000 and integral multiples of $1,000 above that, using an exchange rate equal to the noon buying rate in The City of New York for cable transfers for such specified currency on the first “business day” immediately before the date on which we accept the offer to buy such note.

Redemption and Repayment

       Unless otherwise specified in your pricing supplement, we will not provide any sinking fund for your note. Unless your pricing supplement specifies an initial date on which your note may be redeemed by us, called a redemption commencement date, or a date on which your note may be repayable at your option, called a repayment date, the notes will not be redeemable by us or repayable by you, as registered holder, prior to their stated maturity. If your pricing supplement specifies a redemption commencement date or repayment date with respect to such note, your pricing supplement will also specify one or more redemption or repayment prices, expressed as a percentage of the principal amount of your note, and the redemption or repayment period or periods during which such redemption prices or repayment prices shall apply. If your note is redeemable at our option or repayable at your option, as specified in your pricing supplement, it will be redeemable or repayable only at any time on or after such specified redemption commencement date or repayment date for a limited period, as specified in your pricing supplement, at the specified redemption price or repayment price applicable to the redemption period or repayment period for your note together with interest accrued to the redemption date or repayment date.

       If a note represented by a global note is subject to repayment at the registered holder’s option, only the depositary or its nominee, as the registered holder, can exercise the repayment option. Any indirect holders who own beneficial interests in the global note and wish to exercise a repayment option must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment option on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment option in a timely manner.

       All instructions given by such indirect holders to their banks or brokers of repayment option shall be irrevocable. In addition, at the time such instructions are given, each such indirect holder shall cause their banks or brokers through which they own their interest to transfer any such bank’s or broker’s interest in the global note, on the depositary’s records, to the trustee.

       In the event that the option of the registered holder to elect repayment as described above is deemed to be a tender offer within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, we will comply with Rule 14e-1 as then in effect to the extent applicable.

       We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Whether the Defeasance Provisions Apply

       The full defeasance and covenant defeasance provisions of the indenture described under “Description of Debt Securities We May Offer — Defeasance” in the prospectus will apply to the notes. Under current federal income tax law, such full defeasance and discharge of our payment obligations with respect to the notes would be treated as a taxable exchange of the notes for an issue of obligations of the defeasance trust or a direct interest in the cash and securities deposited in such trust. In that case, indirect holders of the notes would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their notes. Indirect holders thereafter would be required to include in income an amount that might be different from what would be includible in the absence of full defeasance and discharge. Under current federal income tax law, unless accompanied by other changes in the terms of the notes, covenant defeasance would not be treated as a taxable exchange.

       Unless otherwise indicated in your pricing supplement, neither our restrictive covenants under the indenture nor any additional ones contained in the notes will necessarily afford registered holders of the notes protection in the event of a highly leveraged transaction involving us, such as a leveraged buyout.

Information to be Contained in Your Pricing Supplement

       The pricing supplement relating to your note will describe the following terms:

(i) the stated maturity and, if the stated maturity will be extended automatically or may be extended at our option;

(ii) the specified currency with respect to your note and, if such specified currency is other than U.S. dollars, certain other terms relating to your note, including the authorized denominations and the exchange rate agent which will determine the relevant exchange rate;

(iii) the price, expressed as a percentage of the aggregate principal amount of the notes to which the pricing supplement relates, at which your note will be issued;

(iv) the date on which your note will be issued;

(v) whether your note is a fixed rate note or a floating rate note;

(vi) if your note is a fixed rate note, the yearly rate at which the note will bear interest, if any, and the interest payment date or dates, if different from those specified below;

(vii) if your note is a floating rate note, the interest rate basis for each such floating rate note and, if applicable, the calculation agent, the index currency or maturity, the spread or spread multiplier, the maximum rate, the minimum rate, the initial interest rate, the interest payment dates, the regular record dates, the calculation date, the interest determination date and the interest reset date — each of these terms is described below — with respect to such floating rate note;

(viii) whether your note is an original issue discount note, and if so, the yield to maturity;

(ix) whether your note is an indexed note, and if so, the principal amount thereof payable at stated maturity, or the amount of interest payable on an interest payment date, as determined by reference to the applicable index, in addition to certain other information relating to the indexed note;

(x) whether your note is an amortizing note, and if so, repayment information with respect to installments of principal and interest;

(xi) whether your note may be redeemed at our option, or repaid at your option, prior to the stated maturity and, if so, the provisions relating to such redemption or repayment;

(xii) whether your note will be initially represented by a global note in book-entry form or issued as a physical note in certificated form; and

(xiii) any other terms of your note not inconsistent with the provisions of the indenture.

       If a note is issued as a physical note in certificated form, it may be presented for registration of transfer or exchange at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York.

Interest Rates of Notes

       Interest rates offered by us on the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may change interest rates or formula and other terms of notes from time to time, but any such change will not affect any note already issued or as to which an offer to purchase has been accepted by us.

Fixed Rate Notes

       Each fixed rate note (except any zero coupon note) will bear interest from and including its date of issue or from and including the most recent payment date to which interest on such note has been paid or duly provided for. Interest will accrue on the principal of a fixed rate note at the yearly fixed rate stated on the face of that note and in the applicable pricing supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, interest on such fixed rate note will be payable semiannually each May 15 and November 15, each, an interest payment date, and at maturity or upon earlier redemption or repayment. Each payment of interest due on an interest payment date will include interest accrued to but excluding such interest payment date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity or upon earlier redemption or repayment as specified below under “Payment of Principal and Interest”.

Floating Rate Notes

       Each floating rate note will bear interest from and including its date of issue or from and including the most recent date to which interest on such note has been paid or duly provided for.

Interest will accrue on the principal of a floating rate note at the yearly rate determined pursuant to the interest rate formula stated in such note and in the applicable pricing supplement until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as specified below under “Payment of Principal and Interest”.

       Interest Rate Basis. We currently expect to issue floating rate notes that bear interest at a rate based on one or more of the following base rates:

• the Commercial Paper Rate;

• the Prime Rate;

• the CD Rate;

• the Federal Funds Rate;

• LIBOR;

• EURIBOR;

• the Treasury Rate;

• the CMT Rate; and/or

• any other rate specified in the applicable pricing supplement based upon the index maturity.

       In some cases, the base interest rate for a floating rate note may be adjusted by adding or subtracting a number of basis points, called a spread, or multiplying it by a percentage, called a spread multiplier. Your pricing supplement will specify any spread or spread multiplier applicable to your note.

       The base rate, whether or not adjusted, may also be subject to a maximum rate, a minimum rate or both. If you purchase a floating rate note, your pricing supplement will indicate your base rate and whether any of these other features applies and, if so, what they are.

       Index maturity means, with respect to a floating rate note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement, and index currency is defined below under “LIBOR Notes”.

       Whether or not a maximum rate applies, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis, with certain exceptions. The limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

       Interest Reset Dates. The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, each called an interest reset date, as specified in the applicable pricing supplement. The interest reset date will be:

• for floating rate notes which reset daily, each business day;

• for floating rate notes which reset weekly, and are not Treasury Rate notes, the Wednesday of each week;

• in the case of Treasury Rate notes which reset weekly, the Tuesday of each week — except as provided below;

• in the case of floating rate notes which reset monthly, the third Wednesday of each month;

• in the case of floating rate notes which reset quarterly, the third Wednesday of March, June, September and December;

• in the case of floating rate notes which reset semi-annually, the third Wednesday of two months of each year as specified in the applicable pricing supplement; and

• in the case of floating rate notes which reset annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

       However, the interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement.

       If any interest reset date for any floating rate note would otherwise be a day that is not a market day, as described below, for such floating rate note, the interest reset date for such floating rate note shall be postponed to the next day that is a market day for such floating rate note. However, in the case of a LIBOR note, if such market day is in the next succeeding calendar month, such interest reset date shall be the immediately preceding market day.

       As used here:

Market day means any business day, except that for any LIBOR note, any such business day that is also a London business day.

London business day means any day on which dealings in the index currency are transacted in the London Interbank Market.

Business day means each Monday, Tuesday, Wednesday, Thursday and Friday which is (i) not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close; (ii) if the note is denominated in a specified currency other than U.S. dollars or euros, it must also not be a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the financial center of the country issuing the specified currency; and (iii) if the specified currency is euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business (a euro business day).

       Interest Determination Dates. The interest rate that takes effect on an interest reset date will be determined by reference to a particular date, called an interest determination date, as follows:

• for a Commercial Paper Rate note, the Commercial Paper Rate interest determination date, for a Prime Rate note the Prime Rate interest determination date, for a CD Rate note, the CD Rate interest determination date, for a Federal Funds Rate note the Federal Funds Rate interest determination date, and for a CMT Rate Note, the CMT Rate interest determination date, which in each case is the second market day preceding such interest reset date;

• for a LIBOR note, the LIBOR interest determination date, which is the second London business day preceding such interest reset date; unless the index currency is British pounds sterling, in which case the interest determination date will be the applicable interest reset date;

• for a EURIBOR note, the EURIBOR determination date, which is the second euro business day preceding such interest reset date; and

• for a Treasury Rate note, the Treasury interest determination date, which is the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury interest determination date for the interest reset date occurring in the next succeeding week. If an auction date would fall on any interest reset date for a Treasury Rate note, then such interest reset date shall instead be the first market day immediately following such auction date.

       Calculation Dates. As described above, the interest rate that takes effect on a particular interest reset date is to be determined by reference to the corresponding interest determination date. However, the interest rate will actually be determined on the calculation date. The calculation date will be the earlier of the following:

• the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; and

• the business day immediately preceding the interest payment date or the maturity date, whichever is the day on which the next payment of interest will be due.

       Calculation of Interest. Unless otherwise specified in your pricing supplement, JPMorgan Chase Bank will initially be the calculation agent for all the floating rate notes. We may appoint a different institution to serve as calculation agent from time to time without your consent.

       For each floating rate note, the calculation agent will determine, on the corresponding calculation date, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — that is, from and including the original issue date, or the last date to which interest has been paid or duly provided for, to but excluding the payment date. For each interest period, the amount of accrued interest will be calculated by multiplying the face amount of the floating rate note by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360, unless otherwise specified in your pricing supplement, in the case of Commercial Paper Rate notes, Prime Rate notes, LIBOR notes, EURIBOR notes, CD Rate notes and Federal Funds Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes and CMT Rate notes.

       Upon the request of the registered holder of any Floating Rate note, the calculation agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date, for that note. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

       All percentages resulting from any calculation relating to a note will be rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded to 9.87655% (or ..0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent, or in the case of a foreign currency or composite currency, to the nearest corresponding unit. Amounts of one-half cent or one-half of a corresponding unit or more will be rounded upward.

       We describe below the methods for determining interest rates of the various floating rate notes we may offer.

       Commercial Paper Rate Notes. Commercial Paper Rate notes will bear interest at the interest rates, calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, and will be payable on the dates, specified on the face of the Commercial Paper Rate note and in the applicable pricing supplement.

       Unless otherwise indicated in the applicable pricing supplement, Commercial Paper Rate means, with respect to any interest reset date, the money market yield, calculated as described below, of the yearly rate, quoted on a bank discount basis, for the relevant Commercial Paper Rate interest determination date for commercial paper having the specified index maturity as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “Commercial Paper — Non-financial”.

       If the Commercial Paper Rate cannot be determined as described above, then such rate will be determined in accordance with the following procedures:

• If such rate does not appear in H.15(519) prior to 3:00 P.M., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the Commercial Paper Rate with respect to such interest reset date shall be the money market yield of such rate on such Commercial Paper Rate interest determination date for commercial paper having the specified index maturity as available through the world-wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/ h15/update, or any successor site or publication of the Board of Governors of the Federal Reserve System (“H.15 Daily Update”) or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper — Non-financial”. An index maturity of one month or three months will be deemed to be equivalent to an index maturity of 30 days or 90 days, as the case may be.

• If by 3:00 P.M., New York City time, on the relevant calculation date such rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from that source at that time, the Commercial Paper Rate with respect to such interest reset date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean of the offered yearly rates, quoted on a bank discount basis, as of 11:00 A.M., New York City time, on such Commercial Paper Rate interest determination date, of three leading dealers of U.S. dollar commercial paper in The City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized rating agency.

• If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate with respect to such interest reset date will be the Commercial Paper Rate in effect on such interest determination date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

       Money market yield shall be a yield, expressed as a percentage, calculated in accordance with the following formula:

money market yield = 100	2/3	360 2/3 D ------------- 360 – (D 2/3 M)

       In the above formula, “D” refers to the yearly rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the period from and including the interest reset date to but excluding the next interest reset date, or the maturity, redemption or repayment date, as appropriate.

       Prime Rate Notes. Prime Rate notes will bear interest at the interest rates, calculated with reference to the Prime Rate and the spread or spread multiplier, if any, and will be payable on the dates, specified on the face of the Prime Rate note and in the applicable pricing supplement.

       Unless otherwise indicated in the applicable pricing supplement, Prime Rate means, with respect to any interest reset date, the rate set forth for the relevant Prime Rate interest determination date in H.15(519) under the heading “Bank Prime Loan”.

       If the Prime Rate cannot be determined as described above, then such rate will be determined in accordance with the following procedures:

• If such rate does not appear in H.15(519) prior to 3:00 P.M., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the Prime Rate with respect to such interest reset date will be the rate for the relevant interest determination date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “Bank Prime Loan”.

• If prior to 3:00 P.M., New York City time, on the relevant calculation date such rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the Prime Rate with respect to such interest reset date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the “Reuters Screen USPRIME1 Page” as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate interest determination date. The “Reuters Screen USPRIME1 Page” is the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service (or any successor service), or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

• If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Rate interest determination date, the Prime Rate with respect to such interest reset date will be the arithmetic mean of the prime rates or base lending rates, quoted on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on such Prime Rate interest determination date by three major banks in The City of New York selected by the calculation agent.

• If fewer than three banks selected as by the calculation agent are quoting as mentioned above, the Prime Rate with respect to such interest reset date will be the Prime Rate in effect on such Prime Rate interest determination date If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

       CD Rate Notes. CD Rate notes will bear interest at the interest rates, calculated with reference to the CD Rate and the spread or spread multiplier, if any, and will be payable on the dates, specified on the face of the CD Rate note and in the applicable pricing supplement.

       Unless otherwise indicated in the applicable pricing supplement, CD Rate means, with respect to any interest reset date, the rate for the relevant CD interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15(519) under the heading “CDs (Secondary Market)”.

       If the CD Rate cannot be determined as described above, then such rate will be determined in accordance with the following procedures:

• In the event that such rate does not appear in H.15(519) prior to 3:00 P.M., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD Rate with respect to such interest reset date shall be the rate on such CD Rate interest determination date for U.S. dollar negotiable certificates of deposit having the specified index maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “CDs (secondary market)”.

• If by 3:00 P.M., New York City time, on the relevant calculation date such rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD Rate with respect to such interest reset date shall be calculated by the calculation agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate interest determination date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the specified index maturity and in a representative amount. Representative amount means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

• If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the CD Rate with respect to such interest reset date will be the CD Rate in effect on such CD Rate interest determination date. If the initial base rate has been in effect for the prior to such interest reset date, however, it will remain in effect until the next interest reset date.

       Federal Funds Rate Notes. Federal Funds Rate notes will bear interest at the interest rates, calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, and will be payable on the dates, specified on the face of the Federal Funds Rate note and in the applicable pricing supplement.

       Unless otherwise indicated in the applicable pricing supplement, Federal Funds Rate means, with respect to any interest reset date, the rate on the relevant Federal Funds interest determination date for U.S. dollar Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”, as such rate is displayed on MoneyLine Telerate (or any successor service) (“Telerate”) on page 120 (or any other page as may replace such page on such service).

       If the Federal Funds Rate cannot be determined as described above, then such rate will be determined in accordance with the following procedures:

• In the event that such rate does not appear on Telerate page 120 prior to 3:00 P.M., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the Federal Funds Rate with respect to such interest reset date will be the rate on such Federal Funds interest determination date as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “Federal Funds (Effective)”.

• If by 3:00 P.M., New York City time, on the relevant calculation date such rate is not published on Telerate page 120, H.15(519), H.15 Daily Update or another recognized electronic source, unless the calculation is made earlier and the rate is available from one of those sources at that time, the Federal Funds Rate with respect to such interest reset date shall be calculated by the calculation agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds interest determination date, for the last transaction in overnight U.S. dollar Federal Funds arranged by three leading brokers of U.S. dollar Federal Funds transactions in The City of New York selected by the calculation agent.

• If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate with respect to such interest reset date will be the Federal Funds Rate in effect on such Federal Funds interest determination date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

       LIBOR Notes. LIBOR notes will bear interest at the interest rates, calculated with reference to the London interbank offered rate, called LIBOR, and the spread or spread multiplier, if any, and will be payable on the dates, specified on the face of the LIBOR note and in the applicable pricing supplement.

       Unless otherwise indicated in the applicable pricing supplement, LIBOR, with respect to any interest reset date, will be determined by the calculation agent in accordance with the following provisions:

(i) With respect to a LIBOR interest determination date, LIBOR will be:

• If LIBOR Reuters is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, or the offered rate if the Designated LIBOR Page, as defined below, by its terms provides only for a single rate, for deposits in the index currency, as defined below, having the index maturity specified in such pricing supplement, commencing on the applicable interest reset date, that appear or appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR interest determination date; or

• If LIBOR Telerate, or if neither LIBOR Reuters nor LIBOR Telerate, is specified in the applicable pricing supplement as the method of calculating LIBOR, the rate for deposits in the index currency having the index maturity specified in such pricing supplement, commencing on such interest reset date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR interest determination date.

(ii) If fewer than two such offered rates referenced in (i) above appear, or if no such rate appears, as applicable, LIBOR on such LIBOR interest determination date will be determined as follows:

• The calculation agent will request from the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent, its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR interest determination date will be the arithmetic mean of such quotations.

• If fewer than two quotations are provided, LIBOR determined on such LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., or such other time specified in the applicable pricing supplement, in the applicable principal financial center, on such LIBOR interest determination date by three major banks in such principal financial center selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity designated in the applicable pricing supplement and in a principal amount that is representative for a single transaction in such index currency in such market at such time.

• If the banks so selected by the calculation agent are not quoting as mentioned in the preceding sub-paragraph, LIBOR determined on such LIBOR interest determination date will be LIBOR in effect on such LIBOR interest determination date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in until the next interest reset date.

As used here:

Designated LIBOR Page means (a) if LIBOR Reuters is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency, or (b) if LIBOR Telerate is specified in the applicable pricing supplement or neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Telerate, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

Index currency means the currency, including composite currencies, specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable pricing supplement, the index currency shall be United States dollars.

       EURIBOR Notes. EURIBOR notes will bear interest at the interest rates for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

       Unless otherwise indicated in the applicable pricing supplement, EURIBOR, with respect to any interest reset date, will be determined by the calculation agent in accordance with the following provisions:

(i) With respect to a EURIBOR interest determination date, EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable pricing supplement, commencing on the second euro business day after the relevant EURIBOR interest determination date, as that rate appears on Telerate page 248 as of 11:00 A.M., Brussels time, on the such EURIBOR interest determination date; or

(ii) If such offered rate does not appear on Telerate page 248 as referenced in (i) above, EURIBOR on such EURIBOR interest determination date will be determined as follows:

• The calculation agent will request from the principal euro-zone office of each of four major banks in the euro-zone interbank market, as selected by the calculation agent, its offered quotation for euro deposits for the period of the index maturity designated in the applicable pricing supplement, commencing on the applicable interest reset date and in the representative amount to prime banks in that market at approximately 11:00 A.M., Brussels time, on such EURIBOR interest determination date. If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

• If fewer than two quotations are provided as described above, EURIBOR determined on such EURIBOR interest determination date will be the arithmetic mean of the rates quoted, at approximately 11:00 A.M., Brussels time, or such other time specified in the applicable pricing supplement, on such EURIBOR interest determination date by three major banks in the euro-zone selected by the calculation agent for loans of euros to leading euro-zone banks, having the index maturity designated in the applicable pricing supplement commencing on the applicable interest reset date and in a representative amount.

• If fewer than three banks selected by the calculation agent are quoting as mentioned in the preceding sub-paragraph, EURIBOR with respect to such interest reset date will be EURIBOR in effect on such EURIBOR interest determination date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

As used here:

Euro-zone means, at any time the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

       Treasury Rate Notes. Treasury Rate notes will bear interest at the interest rates, calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, and will be payable on the dates specified on the face of the Treasury Rate note and in the applicable pricing supplement.

       Unless otherwise indicated in the applicable pricing supplement, Treasury Rate means, with respect to any interest reset date, the rate for the auction on the relevant Treasury interest determination date of direct obligations of the United States, called Treasury bills, having the specified index maturity specified in the applicable pricing supplement as that rate appears on Telerate page 56 or 57 under the heading “Investment Rate”.

       If the Treasury Rate cannot be determined as described above, then such rate will be determined in accordance with the following procedures:

• If such rate does not appear in either page by 3:00 P.M., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the Treasury Rate will be the bond equivalent yield of the rate for the relevant interest determination date, calculated as described below, for the type of treasury bill described above, as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “U.S. Government Securities/ Treasury Bills/ Auction High”.

• If the rate described in the preceding sub-paragraph does not appear in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the Treasury Rate will be the bond equivalent yield of the auction rate, for the relevant Treasury interest determination date and for Treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

• If the results of such auction of Treasury bills having the specified index maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such calculation date, or if no such auction is held during such week, then the Treasury Rate shall be the bond equivalent yield of the rate set forth in H.15(519) for the relevant Treasury interest determination date and for Treasury bills having a remaining maturity closest to the specified index maturity under the heading “U.S. Government Securities/ Treasury Bills/ Secondary Market”.

• If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, then the Treasury Rate will be the rate for the relevant Treasury interest determination date and for the type of Treasury bill described above, as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading “U.S. Government Securities/ Treasury Bills/ Secondary Market”.

• If the rate described in the preceding sub-paragraph is not so published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the Treasury Rate with respect to such interest reset date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury interest determination date, of three primary United States government securities dealers in The City of New York selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the specified index maturity.

• If fewer than three dealers selected as aforesaid by the calculation agent are quoting as mentioned above, the Treasury Rate with respect to such interest reset date will be the Treasury Rate in effect on such Treasury interest determination date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

Bond equivalent yield shall be a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D × N 360 - (D × M)	× 100

       In the above formula, “D” refers to the yearly rate for Treasury bills quoted on a bank discount basis and expressed as a decimal; “N” means 365 or 366 as the case may be, and “M” refers to the actual number of days in the period from and including the interest reset date to but excluding the next interest reset date, or the maturity, redemption or repayment date, as appropriate.

       CMT Rate Notes. CMT Rate notes will bear interest at the interest rates, calculated with reference to the CMT Rate and the spread and/or spread multiplier, if any, and will be payable on the dates specified on the face of the CMT Rate note and in the applicable pricing supplement.

       Unless otherwise specified in the applicable pricing supplement, CMT Rate means, with respect to any CMT Rate interest reset date the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption “...Treasury Constant Maturities...Federal Reserve Board Release, H.15...Mondays Approximately 3:45 P.M.,” under the column for the Designated CMT Maturity Index, as defined below, for (i) if the Designated CMT Telerate Page is 7051, the rate on the related CMT Rate interest determination date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as specified in the applicable pricing supplement, ended immediately preceding the week or month (as applicable) in which the related CMT Rate interest determination date falls.

       If the CMT Rate cannot be determined as described above, then such rate will be determined in accordance with the following procedures:

• If such rate is no longer displayed on the relevant page, or is not displayed prior to 3:00 P.M., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT Rate with respect to such CMT Rate interest determination date will be such Treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519).

• If such rate is no longer published, or, is not published by 3:00 P.M., New York City time, on such calculation date, then the CMT Rate for such CMT Rate interest determination date will be such Treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate interest determination date with respect to such interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

• If such information is not provided by 3:00 P.M., New York City time, on the relevant calculation date, then the CMT Rate for the CMT Rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time on the CMT Rate interest determination date of three primary United States government securities dealers, each, a reference dealer, in The City of New York selected by the calculation agent for the most recently issued treasury notes having an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year. In selecting those offered rates, the calculation agent will request quotations from five such reference dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

• If the calculation agent cannot obtain three such treasury notes quotations, the CMT Rate for such CMT Rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the CMT Rate interest determination date, of three reference dealers in The City of New York, selected by the calculation agent, for treasury notes with an original maturity longer than the Designated CMT Maturity Index, with a remaining term to maturity closest to the Designated CMT Maturity Index and in a representative amount. In selecting these offered rates, the calculation agent will request quotations from five such reference dealers and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

• If three or four, and not five, of such reference dealers are quoting as described in the preceding sub-paragraph, then the CMT Rate on the CMT Rate interest determination date will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated.

• If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT Rate will be the CMT Rate in effect on such CMT Rate interest determination date. If the initial base rate has been in effect prior to such interest reset date, however, it will remain in effect until the next interest reset date.

• If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

As used above:

Designated CMT Telerate Page means the display on Telerate on the page designated in the applicable pricing supplement — or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) — for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

Designated CMT Maturity Index means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be two years.

Payment of Principal and Interest

In addition to the descriptions in this subsection, you should read carefully the subsection entitled “Payment and Paying Agents” in the prospectus for certain general procedures that we will follow in making payments to you.

       Interest and, in the case of amortizing notes, principal will be payable to the registered holder at the close of business on the regular record date next preceding each interest payment date. However, interest payable at maturity, redemption or repayment will be payable to the registered holder to whom principal shall be payable. In the case of a global note, such registered holder will be the depositary or its nominee. The first payment of interest and in the case of amortizing notes, principal, on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

       Unless otherwise indicated in the applicable pricing supplement, the regular record date means:

• with respect to any floating rate note, the date 15 calendar days prior to each interest payment date, whether or not such date shall be a business day

• with respect to any fixed rate note, the date 14 calendar days prior to each interest payment date, whether or not such date shall be a business day

Payment Dates

       Interest Payment Dates. Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable as follows:

• in the case of floating rate notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as indicated in the applicable pricing supplement;

• in the case of floating rate notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

• in the case of floating rate notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement;

• in the case of floating rate notes which reset annually, on the third Wednesday of the month specified in the applicable pricing supplement, each called an interest payment date; and

• in each case, at maturity, redemption or repayment.

       Payments of interest on any fixed rate note or floating rate note with respect to any interest payment date or date of maturity, redemption or repayment will include interest accrued to but excluding such interest payment date or date of maturity, redemption or repayment, as the case may be.

       Adjustments to Payment Dates. The following are some special cases where, absent the following adjustments, a payment date would fall on a day that is not a market date or business date:

• If an interest payment date, other than at maturity, redemption or repayment, with respect to any floating rate note would otherwise fall on a day that is not a market day for such note, such interest payment date will be the next succeeding market day for such note and interest will accrue to such market date, or, in the case of a LIBOR note, if such day falls in the next calendar month, the next preceding market day.

• If the maturity date or date of redemption or repayment, of any floating rate note falls on a day that is not a market day, the required payment of principal, premium, if any, and interest will be made on the next succeeding market day, or, in the case of a LIBOR note, if such day falls in the next calendar month, the next preceding market day, as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the maturity date, or date of redemption or repayment, to the date of such payment on the next succeeding market day.

• If any interest payment date or the maturity date, or the date of redemption or repayment, of a fixed rate note falls on a day that is not a business day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date or the maturity date, or date of redemption or repayment, as the case may be, to the date of such payment on the next succeeding business day.

How We Will Make Payments on Global Notes

       We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Currently, the depositary is The Depository Trust Company, New York, New York (“DTC”). Under the depositary’s policies, we will pay directly to the depositary or its nominee, and not to any indirect holders who own beneficial interests in the global note. We will do this by making the funds available to the trustee on any interest payment date or at maturity or upon a redemption or repayment date. As soon as possible after that, the trustee will make such payments to the depositary, and the depositary will allocate and make such payments to the registered holders of the notes in accordance with its existing procedures. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and the banks or brokers through which the indirect holder holds a beneficial interest in the note. Neither we nor the trustee have any responsibility or liability for such payments by the depositary or the banks or brokers.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

       We understand that, under DTC’s current practice, DTC elects to have all payments on a global note for which it is the depositary made in U.S. dollars, regardless of the specified currency for the payment, unless notified by a bank or broker participating in its book-entry system, through which an indirect holder’s beneficial interest in the global note may be held, that it elects to receive payment in the specified currency.

       Unless otherwise specified in the applicable pricing supplement, an indirect holder of a book-entry note denominated in a specified currency other than U.S. dollar may elect to receive all or part of the payments on such note in that specified currency, provided that the following steps have been properly followed and completed by all parties involved:

• Such holder must notify the bank or broker through which its interest is held, of its election. If the election is with respect to any interest payment, the notification must be made prior to the applicable record date. If the election is with respect to any payment of principal or premium, the notification must be made on or prior to the 16th day before the maturity, redemption or repayment date, as the case may be.

• The bank or broker must then notify the depositary of the indirect holder’s election on or prior to the third business day after such record date or after such 16th day.

• The depositary must then notify the trustee of such election on or prior to the fifth business day after such record day or such 16th day.

       In addition, in the case of imposition of exchange control or any other circumstances beyond our control, we may pay in U.S. dollars the payments due in other currencies. See the subsection entitled “Currency Exchange Controls” on page S-20.

Indirect holders who own beneficial interests in a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

How We Will Make Payments on Certificated Notes

       Payments Due in U.S. Dollars. If you hold a certificated note, and the interest, principal or any premium due on the note at maturity or upon redemption or repayment is due in U.S. dollars, we will make such payment to you in immediately available funds when you surrender such note at the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, or

such other payment office of a paying agent as described in the prospectus under “Description of Debt Securities We May Offer — Payment and Paying Agents”. You must present the note to the paying agent in time for the paying agent to make any such payments in accordance with its normal procedures.

       If an interest payment due in U.S. dollars on a certificated note is due other than at maturity or upon earlier redemption or repayment, we will make the payment by check mailed to the address of the person entitled to such payment as it appears in the security register. Alternatively, we may wire transfer such payment to an account as may have been appropriately designated to the paying agent at least five business days prior to the payment due date by such person.

       Payments Due in Other Currencies. Unless otherwise specified in the applicable pricing supplement, payments of interest and principal, and premium, if any, with respect to any certificated note to be made in a specified currency other than U.S. dollars will be made by wire transfer in immediately available funds to any account requested by the registered holder, provided that the account is with a bank located in the country issuing the specified currency, or in another jurisdiction acceptable to us and the trustee. To designate an account for wire payment, the registered holder must give the paying agent appropriate wire instructions at least five business days prior to the payment due date. In the case of any interest payment due on an interest payment date, the person giving such instruction must be the registered holder on the related regular record date. In the case of payment of principal, and premium, if any, and any interest due at maturity, you must surrender the certificated note to the paying agent in time for the paying agent to make such payments in accordance with its normal procedures.

       Your designation of the account must be made by filing the appropriate information with the trustee at its corporate trust office in The City of New York. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

       If a registered holder fails to give instructions as described above, we will notify the registered holder at the address in the trustee’s records and will make the payment within five business days after the registered holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

       We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but registered holders of the notes must bear any tax, assessment or governmental charge imposed upon such payments.

Payments Due in Other Currencies May be Made in U.S. Dollars

       Unless otherwise specified in the applicable pricing supplement, any payment due on a note will be made in the specified currency. However, there are a few exceptions where we will make a payment in U.S. dollars even though it is due in other currencies. The following section describes these special situations and how to make the relevant currency conversion.

       Request by Registered Holder. Although a payment on a note in certificated form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the registered holder asks us to do so. To request U.S. dollar payment, the registered holder must provide appropriate written notice to the trustee at the trustee’s corporate trust office in The City of New York. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the registered holder on the relevant regular record date and must be made no later than such regular record date. In the case of any other payment, the request must be made by the person who is the registered holder on the relevant special record date, if one has been established, or otherwise on the due date for such payment and must be made at least 15 days prior to such payment due date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Street name and other indirect holders of a beneficial interest in a note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

       Conversion to U.S. Dollars. When a registered holder requests us, in the manner described above, to make payments in U.S. dollars of an amount due in another currency, either on a global note or a certificated note as described above, we will determine the U.S. dollar amount the registered holder receives as follows. The exchange rate agent, as defined below, will request currency bid quotations from three recognized foreign exchange dealers in The City of New York on the second business day before the payment due date, one of which may be the exchange rate agent, for purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date. The currency bid quotations will be requested on an aggregate basis, for all registered holders requesting U.S. dollar payments of amounts payable on the same date in the same specified currency. Each quoting dealer must commit to executing a contract. The U.S. dollar amount the registered holder receives will be based on the highest currency bid quotation received by the exchange rate agent as of 11:00 A.M, New York City time, on such date of quotation. If the exchange rate agent determines that three currency bid quotations are not available on the second business day before the payment due date, the payment will be made in the specified currency. A registered holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

       Unless otherwise specified in the applicable pricing supplement, JPMorgan Chase Bank will be the exchange rate agent for the notes.

       All determinations made by the exchange rate agent shall be at its sole discretion, except to the extent expressly provided herein or in the applicable pricing supplement that any determination is subject to approval by us. In the absence of manifest error, such determination shall be conclusive for all purposes and binding on holders of the notes and us, and the exchange rate agent shall have no liability therefor.

       Currency Exchange Controls. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the relevant country (unless otherwise replaced by the euro), we will be entitled to satisfy our obligation by making the payment in U.S. dollars on the basis of the most recently available noon buying rate in The City of New York for cable transfers for such specified currency. The foregoing will apply to any note, whether in global or certificated form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not constitute an event of default under the indenture.

       If any specified currency is converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that specified currency (which may include European Community law), we will make any payments on notes otherwise required to be made that specified currency in the currency into or by which that specified currency has been converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in that jurisdiction (which may include European Community law), and that specified currency will not be deemed to be unavailable to us solely by reason of that conversion or replacement.

       Similarly, if any currency is introduced in the jurisdiction issuing any specified currency on the basis of legally enforceable equivalency to that specified currency pursuant to law having general and direct applicability in that jurisdiction (which may include European Community law) in preparation for conversion of that specified currency into, or replacement of that specified currency by, that other currency, we will be entitled, at our option, to make any payments on notes otherwise required to be made in that specified currency in that other currency based on the equivalency rate prescribed by law having general and direct applicability in that jurisdiction (which may include European Community law). Making payments in accordance with this or the preceding paragraph will not, by itself, constitute a default in our obligations to make these payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving a specified currency will, by itself, entitle us to avoid our obligations under any note or entitle us or you or any other holder of a note to recession of the purchase and sale of that note or to reformation of any of the terms of that note on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

Book-Entry System

       Unless we specify differently in the pricing supplement relating to your note, your note will be issued in book-entry form and represented by a global note or notes. You should read the section “Legal Ownership” in the prospectus for general information about this type of arrangement and your rights under such arrangement.

       Upon issuance, all book-entry notes of the same series bearing interest, if any, at the same rate or pursuant to the same formula, having the same date of issuance, redemption or repayment provisions, if any, specified currency, stated maturity and other terms will be represented by a single global note. Each global note representing book-entry notes will be deposited with, or on behalf of, the depositary, and will be registered in the name of the depositary or its nominee.

       Upon the issuance of a global note, the depositary for such global note or its nominee will credit the accounts of persons held with it with the respective principal or face amount of the book-entry notes represented by such global note. Such accounts shall be designated initially by the agents through which the notes were sold or by us if such notes are offered and sold directly by us. Ownership of beneficial interests in a global note will be limited to those financial institutions that have accounts with the depositary or persons that may hold interests through them. Ownership of beneficial interests by participants in a global note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or records maintained by those participants.

       Payment of principal of and any premium and interest on book-entry notes represented by any such global note will be made to the depositary or its nominee, as the sole registered owner and the sole registered holder of the notes. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the depositary’s records relating to or payments made on account of beneficial ownership interests in such global notes or for maintaining, supervising or reviewing any of the depositary’s records relating to such beneficial ownership interests.

       The depositary has advised us that upon receipt of any payment on any global note, the depositary will immediately credit, on its book-entry registration and transfer system, the accounts of the participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global note as shown on the records of the depositary. Payments by these participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in street name, and will be the sole responsibility of these participants.

       No global note may be transferred except as a whole by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of such successor.

       Any global note that is exchangeable as described in the prospectus under the subsection entitled “Global Securities — Special Situations When Global Security Will be Terminated” or any applicable pricing supplement shall be exchangeable for certificated notes issuable in denominations of $1,000 and integral multiples of $1,000 above that and registered in such names as the depositary holding such global note shall direct. Such certificated notes shall be registered in the names of the owners of the beneficial interests as identified by the depositary’s relevant participants. Subject to the foregoing, the global note is not exchangeable, except for a global note of like denomination to be registered in the name of the depositary or its nominee.

       The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global note.

       The indenture provides that the depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver of other action which a registered holder is entitled to give or take under the indenture. We understand that under existing industry practices, in the event that we request any action of registered holders or that an owner of a beneficial interest in such a global note desires to give or take any action which a registered holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and they would authorize beneficial owner owning through them to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

About DTC

       DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. The depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers, including the agents, banks, trust companies, clearing corporations, and certain other organizations some of whom, and/or their representatives, own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

UNITED STATES TAXATION

       This section describes the material United States federal income tax consequences of owning notes. It is the opinion of Sullivan & Cromwell LLP, special United States tax counsel to The St. Paul. It applies to you only if you acquire notes in the offering and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

• a bank;

• a life insurance company;

• a tax-exempt organization;

• a person that owns notes that are a hedge or that are hedged against interest rate or currency risks;

• a person that owns notes as part of a straddle or conversion transaction for tax purposes; or

• a person whose functional currency for tax purposes is not the U.S. dollar.

       This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

       PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THESE NOTES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

United States Holders

       This subsection describes the tax consequences to a United States Holder. You are a United States Holder if you are a beneficial owner of a note and you are:

• a citizen or resident of the United States;

• a domestic corporation;

• an estate whose income is subject to United States federal income tax regardless of its source; or

• a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

       If you are not a United States Holder, this section does not apply to you and you should refer to “United States Alien Holders” below.

Payments of Interest

       Except as described below in the case of interest on a discount note that is not qualified stated interest (each as defined below under “Original Issue Discount — General”), you will be taxed on any interest on your note, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

       Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

       Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period, or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

       If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

       When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

       General. If you own a note, other than a short-term note with a term of one year or less, it will be treated as a discount note issued at an original issue discount if the amount by which the note’s “stated redemption price at maturity” exceeds its “issue price” is more than a “de minimis amount”. Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note’s stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note. There are special rules for variable rate notes that are discussed under “— Variable Rate Notes”.

       In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of  1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”.

You can determine the includible amount with respect to each such payment by multiplying the total amount of your note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made;

divided by

•	the stated principal amount of the note.

       Generally, if your discount note matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount, or “OID” that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

       You can determine the amount of OID allocable to an accrual period by:

• multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity; and then

• subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note’s adjusted issue price at the beginning of any accrual period by:

• adding your discount note’s “issue price” and any accrued OID for each prior accrual period; and then

• subtracting any payments previously made on your discount note that were not qualified stated interest payments.

       If an interval between payments of qualified stated interest on your note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

       The amount of OID allocable to the final accrual period is equal to the difference between:

• the amount payable at the maturity of your discount note, other than any payment of qualified stated interest; and

• your discount note’s adjusted issue price as of the beginning of the final accrual period.

       Acquisition Premium. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by an amount equal to:

• the excess of your adjusted basis in the note immediately after purchase;

over

• the adjusted issue price of the note;

divided by:

• the excess of the sum of all amounts payable (other than qualified stated interest) on the note after the purchase date;

over

•	the adjusted issue price of the note.

       Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your note by the amount of pre-issuance accrued interest if:

• a portion of the initial purchase price of your note is attributable to pre-issuance accrued interest;

• the first stated interest payment on your note is to be made within one year of your note’s issue date; and

• the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your note.

       Notes Subject to Contingencies Including Optional Redemption. Your note is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your note by assuming that the payments will be made according to the payment schedule most likely to occur if:

• the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

• one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your note in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable pricing supplement.

       Notwithstanding the general rules for determining yield and maturity, if your note is subject to contingencies, and either you or The St. Paul have an unconditional option or options that, if exercised, would require payments to be made on the note under an alternative payment schedule or schedules, then in the case of an option or options of The St. Paul, The St. Paul will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your note and, in the case of an option or options that you hold, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your note. If both you and The St. Paul hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your note for the purposes of those calculations by using any date on which your note may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your note as the principal amount payable at maturity.

       If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your note is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your note by treating your note as having been retired and reissued on the date of the change in circumstances for an amount equal to your note’s adjusted issue price on that date.

       Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Notes Purchased at a Premium”, or acquisition premium.

       If you make this election for your note, then, when you apply the constant-yield method:

• the issue price of your note will equal your cost;

• the issue date of your note will be the date you acquired it; and

• no payments on your note will be treated as payments of qualified stated interest.

Generally, this election will apply only to the note for which you make it; however, if the note for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income that you own as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a note or the deemed elections with respect to amortizable bond premium or market discount notes without the consent of the Internal Revenue Service.

       Variable Rate Notes. Your note will be a variable rate note if:

•	your note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1. .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2. 15 percent of the total noncontingent principal payments; and

• your note provides for stated interest, compounded or paid at least annually, only at:

1. one or more qualified floating rates;

2. a single fixed rate and one or more qualified floating rates;

3. a single objective rate; or

4. a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your note will have a variable rate that is a qualified floating rate if:

• variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your note is denominated; or

• the rate is equal to such a rate multiplied by either:

1. a fixed multiple that is greater than 0.65 but not more than 1.35; or

2. a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

• the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

       If your note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate.

       Your note will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the note or are not reasonably expected to significantly affect the yield on the note.

       Your note will have a variable rate that is a single objective rate if:

• the rate is not a qualified floating rate;

• the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

• the value of the rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

       Your note will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your note’s term.

       An objective rate as described above is a qualified inverse floating rate if:

• the rate is equal to a fixed rate minus a qualified floating rate; and

• the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

       Your note will also have a single qualified floating rate or an objective rate if interest on your note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

• the fixed rate and the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points; or

• the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

       Commercial Paper Rate notes, Prime Rate notes, LIBOR notes, EURIBOR notes, Treasury Rate notes, CD Rate notes, CMT Rate notes and Federal Funds Rate notes generally will be treated as variable rate notes under these rules.

       In general, if your variable rate note provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your note is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your note.

       If your variable rate note does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your note by:

• determining a fixed rate substitute for each variable rate provided under your variable rate note;

• constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

• determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

• adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate note, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your note.

       If your variable rate note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate note will be treated, for purposes of the first three steps of the determination, as if your note had provided for a qualified floating rate, or a qualified inverse floating rate rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) that replaces the fixed rate must be such that the fair market value of your variable rate note as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

       Short-Term Notes. In general, if you are an individual or other cash basis United States Holder of a short-term note, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term notes on either a straight-line basis or under the constant-yield method based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term note will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term notes, you will be required to defer deductions for interest on borrowings allocable to your short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

       When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term note, including stated interest, in your short-term note’s stated redemption price at maturity.

       Foreign Currency Discount Notes. If your discount note is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under “— United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

       Market Discount. You will be treated as if you purchased your note, other than a short-term note, at a market discount and your note will be a market discount note if:

• you purchase your note for less than its issue price, as determined above under “— General”; and

• the difference between the note’s stated redemption price at maturity or, in the case of a discount note, the note’s revised issue price, and the price you paid for your note is equal to or greater than  1/4 of 1 percent of your note’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the note’s maturity.

To determine the revised issue price of your note for these purposes, you generally add any OID that has accrued on your note to its issue price.

       If your note’s stated redemption price at maturity or, in the case of a discount note, its revised issue price, exceeds the price you paid for the note by less than  1/4 of 1 percent multiplied by the number of complete years to the note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

       You must treat any gain on the maturity or disposition of your market discount note as ordinary income to the extent of the accrued market discount on your note. Alternatively, you may elect to include market discount in income currently over the life of your note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service.

       If you own a market discount note and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your note in an amount not exceeding the accrued market discount on your note until the maturity or disposition of your note. You will accrue market discount on your market discount note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the note with respect to which it is made and you may not revoke it.

Notes Purchased at a Premium

       If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable in that year, based on your note’s yield to maturity. If your note is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your note is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it shall apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Notes

       Your tax basis in your note will generally be the U.S. dollar cost, as defined below, of your note, adjusted by:

• adding any OID or market discount, de minimis original issue discount and de minimis market discount that you have already included in income with respect to your note; and then

• subtracting any payments that have already been made on your note that are not qualified stated interest payments and any amortizable bond premium applied to reduce the interest on your note.

If you purchase your note with foreign currency, the U.S. dollar cost of your note will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your note is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your note will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

       You will generally recognize gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement and your tax basis in your note. If your note is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

• the date payment is received, if you are a cash basis taxpayer and the notes are not traded on an established securities market, as defined in the applicable Treasury regulations;

• the date of disposition, if you are an accrual basis taxpayer; or

• the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis taxpayer that so elects) and the notes are traded on an established securities market, as defined in the applicable Treasury regulations.

       You will recognize capital gain or loss when you sell or retire your note, except to the extent described above under “Original Issue Discount — Short-Term Notes” or “— Market Discount”, attributable to accrued but unpaid interest, the rules governing contingent payment obligations apply, or attributable to changes in exchange rates as described below. Capital gain of a noncorporate United States Holder is generally taxed at a maximum rate of 20% where the property is held for more than one year and 18% where the property is held for more than five years.

       You must treat any portion of the gain or loss that you recognize on the sale or retirement of a note as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

       If you receive foreign currency as interest on your note or on the sale or retirement of your note, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase notes or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Notes and Renewable, Extendible and Amortizing Notes

       The applicable pricing supplement will discuss any special United States federal income tax rules with respect to notes the payments on which are determined by reference to any index and other notes that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate notes and with respect to any renewable and extendible notes and with respect to any notes providing for the periodic payment of principal over the life of the note.

United States Alien Holders

       This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a note and are, for United States federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation;

• a foreign partnership; or

• an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States Holder, this subsection does not apply to you.

       This discussion assumes that the note is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

       Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

• we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of our voting stock;

2. you are not a controlled foreign corporation that is related to us through stock ownership; and

3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a) you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

b) in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person;

c) the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

iii. a U.S. branch of a non-United States bank or of a non-United States insurance company;

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d) the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

i. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

e) the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; and

• no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

• the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock at the time of death; and

• the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

BACKUP WITHHOLDING AND INFORMATION REPORTING

       In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your note, and the accrual of OID on a discount note. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

       In general, if you are a United States alien holder, payments of principal, premium or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of notes effected through a United States office of a broker will not be subject to backup withholding and information reporting, provided that:

• the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

• an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

• other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

       In general, payment of the proceeds from the sale of notes effected through a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected through a foreign office of a broker will be subject to information reporting and backup withholding if:

• the proceeds are transferred to an account maintained by you in the United States;

• the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

• the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected through a United States office of a broker) are met or you otherwise establish an exemption.

       In addition, payment of the proceeds from the sale of notes effected through a foreign office of a broker will be subject to information reporting if the broker is:

• a United States person;

• a controlled foreign corporation for United States tax purposes;

• a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

• a foreign partnership, if at any time during its tax year:

• one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

• such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of notes effected through a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

RISKS RELATING TO INDEXED NOTES

       In addition to potential foreign currency risks as described below under “Foreign Currency Risks”, an investment in indexed notes presents certain significant risks not associated with other types of securities. If we issue index notes, we will describe certain risks associated with any such particular indexed note more fully in the applicable pricing supplement. Indexed notes may present a high level of risk, and you may lose your entire investment if you purchase such index notes.

       The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, you should, in general, be capable of independently evaluating the federal income tax consequences applicable in your particular circumstances of purchasing an indexed note.

Loss of Principal or Interest

       The principal amount of an indexed note payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more of the following — each, an index:

• currencies, including baskets of currencies;

• commodities, including baskets of commodities;

• securities, including baskets of securities; or

• any other index.

       The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, if you invest in an indexed note, you may lose all or a portion of the principal invested in an indexed note and may receive no interest on the note.

Volatility

       Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an indexed note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index.

       The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of an indexed note.

Availability and Composition of Indices

       Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on an indexed note which is linked to such index.

       An index may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

       Certain indexed notes are linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a note is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on indexed notes relating thereto.

FOREIGN CURRENCY RISKS

       With respect to any note denominated in other than U.S. dollars, the applicable pricing supplement will include a currency supplement on the applicable specified currency. The currency supplement will include information with respect to any applicable current foreign exchange controls. The pricing supplement, the currency supplement and the relevant historical exchange rates for the specified currency shall constitute a part of this prospectus supplement. Such information concerning exchange rates is furnished as a matter of information only. You should not regard such information as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Exchange Rates and Exchange Controls

       If you invest in notes that are denominated in other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments.

       These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and some foreign currencies have been highly volatile and high volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency other than U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of such note below its coupon rate, and in certain circumstances could result in a loss to you on a U.S. dollar basis.

       Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at a note’s maturity. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note would not be available at such note’s maturity. In that event, we will repay in U.S. dollars on the basis of the most recently available noon buying rate in The City of New York for cable transfers for such specified currency. See “Description of Notes We May Offer — Payment of Principal and Interest”.

       Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on notes made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency. For notes denominated in euros, such payments will be made from a euro account. See “Description of Notes We May Offer — Payment of Principal and Interest”.

       Unless otherwise specified in the applicable pricing supplement, no action will be taken by us or by any agent that would permit a public offering of notes or possession or distribution of the prospectus, prospectus supplement or other offering material relating to notes in any country or jurisdiction where action for that purpose is required, except as permitted by applicable law.

This prospectus supplement and the attached prospectus and pricing supplement do not describe all the risks of an investment in the Notes denominated in other than U.S. dollars. You should consult your own financial and legal advisors about the risks of an investment in the Notes denominated in a currency, including any composite currency, other than U.S. dollars. If you are unsophisticated with respect to foreign currency transactions, such notes are not an appropriate investment for you.

The information set forth in this prospectus supplement is applicable to you only if you are a United States resident. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States, with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the notes. If you are not a United States resident, you should consult your own financial and legal advisors with regard to such matters.

Governing Law and Judgments

       The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment in the foreign currency of the underlying obligations and that the judgment shall be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment.

SUPPLEMENTAL PLAN OF DISTRIBUTION

       We and Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (the “agents”) have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agents have agreed to use their reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.125% to 0.750% of the principal amount of the notes depending on the maturity of the notes.

       We may also sell notes to the agents who will purchase the notes as principals for their own accounts. Any such sale will be made at a discount equal to the discount set forth on the cover page hereof if no other discount is agreed. Any notes the agents purchase as principal may be resold at the market price or at other prices determined by the agents at the time of resale.

       The agents may resell any notes they purchase as principal to other brokers or dealers at a discount which may include all or part of the discount the agents received from us. The agents will purchase the notes at a price equal to 100% of the principal amount less a discount. Unless otherwise stated the discount will equal the applicable commission on an agency sale of notes of the same maturity. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

       We may sell notes directly on our own behalf. No commission will be paid on any notes sold directly by us. In addition, we have reserved the right to accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commission rates, as would apply to purchases of notes pursuant to the distribution agreement referred to above. We have also reserved the right to appoint additional agents for the purpose of soliciting offers to purchase notes. Any such additional agents will be named in the applicable pricing supplement and those agents will enter into the distribution agreement referred to above.

       In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the agents of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

       The agents also may impose a penalty bid. This occurs when a particular agent repays to agents a portion of the underwriting discount received by it because the agents have repurchased notes sold by or for the account of such agent in stabilizing or short covering transactions.

       These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

       The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”). We have agreed to indemnify the several agents against certain liabilities, including liabilities under the Securities Act.

       The agents may sell to dealers who may resell to investors, and the agents may pay all or part of the discount or commission they receive from us to the dealers. Such dealers may be deemed to be “underwriters” within the meaning of the Securities Act.

       The notes are a new issue of securities with no established trading market and will not be listed on a securities exchange. No assurance can be given as to the liquidity of the trading market for the notes.

       Each agent has represented, warranted and agreed that: (1) it has not offered or sold and, prior to the expiry of a period of six months from the issue date of the notes, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (3) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

       The notes may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus supplement nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

       We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $425,000.

       Unless otherwise indicated in the applicable pricing supplement, the purchase price of the notes will be required to be paid in immediately available funds in New York, New York.

       In the ordinary course of their respective businesses, the agents and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us or our affiliates. J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, the trustee under the indenture. See also “Description of Debt Securities We May Offer — Our Relationship With the Trustee” in the prospectus.

VALIDITY OF NOTES

       Certain legal matters relating to the validity of the notes will be passed upon by Bruce A. Backberg, Esq., our Senior Vice President, and for the agents, if any, by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004. Mr. Backberg may rely as to matters of New York law upon the opinion of Sullivan & Cromwell LLP, and Sullivan & Cromwell LLP may rely as to matters of Minnesota law upon the opinion of Mr. Backberg.

       As of January 24, 2003, Mr. Backberg owned, directly and indirectly 20,289 shares of our common stock, 458 shares of our Series B Convertible Preferred Stock and currently exercisable options to purchase 85,135 additional shares of our common stock. Sullivan & Cromwell LLP regularly provides legal services to us. The opinions of Mr. Backberg and

Sullivan & Cromwell LLP will be based upon, and subject to, certain assumptions as to future actions required to be taken in connection with the issuance and sale of notes and as to other events which may affect the validity of notes but which cannot be ascertained on the date of such opinions.

$1,683,135,000

The St. Paul Companies, Inc.

Senior Debt Securities

Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
and
Units

St. Paul Capital Trust II

Preferred Securities

guaranteed to the extent set forth herein
by The St. Paul Companies, Inc.

        We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. The total offering price of the securities offered to the public will be limited to $1,683,135,000.

      The St. Paul Companies, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SPC”.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      Prospectus dated January 8, 2003.

DESCRIPTION OF NOTES WE MAY OFFER
UNITED STATES TAXATION
RISKS RELATING TO INDEXED NOTES
FOREIGN CURRENCY RISKS
SUPPLEMENTAL PLAN OF DISTRIBUTION
VALIDITY OF NOTES
THE ST. PAUL COMPANIES, INC.
ST. PAUL CAPITAL TRUST II
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
ABOUT THIS PROSPECTUS
A SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT DISCLOSURE AND CERTAIN RISKS
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER
DESCRIPTION OF OUR COMMON STOCK
DESCRIPTION OF WARRANTS WE MAY OFFER
DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER
DESCRIPTION OF UNITS WE MAY OFFER
DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUST MAY OFFER
DESCRIPTION OF TRUST GUARANTEE
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

You should rely only on the information contained in or incorporated by reference in this prospectus. We and the Trust have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information provided by or incorporated by reference in this prospectus may only be accurate on the date of the document containing the information.

Unless the context otherwise indicates, the terms “The St. Paul,” “we,” “us” or “our” means The St. Paul Companies, Inc. and its consolidated subsidiaries.

THE ST. PAUL COMPANIES, INC.

      The St. Paul Companies, Inc. and its subsidiaries constitute one of the oldest insurance organizations in the United States, dating back to 1853. We are a management company principally engaged, through our subsidiaries, in providing commercial property-liability insurance worldwide. We also have a presence in the asset management industry through our 79% majority ownership of The John Nuveen Company. As a management company, we oversee the operations of our subsidiaries and provide them with capital and management and administrative services. At September 30, 2002, our total assets were $39.9 billion and our total shareholders’ equity was $5.5 billion. In 2001, insurance and reinsurance underwriting accounted for approximately 95% of our consolidated revenues from continuing operations, and asset management operations accounted for approximately 4% of consolidated revenues from continuing operations.

      Our principal and registered executive offices are located at 385 Washington Street, St. Paul, Minnesota 55102, and our telephone number is (651) 310-7911. Unless the context otherwise indicates, the terms “The St. Paul”, “we”, “us” or “our” mean The St. Paul Companies, Inc. and its consolidated subsidiaries.

ST. PAUL CAPITAL TRUST II

      St. Paul Capital Trust II, or the “Trust”, is a statutory business trust created under Delaware law. The Trust exists for the exclusive purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in the Trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in the Trust’s assets, to us in a total liquidation amount equal to at least 3% of the Trust’s total capital;

•	using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

•	maintaining the Trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

      Any senior debt securities, subordinated debt securities and warrants we sell to the Trust will be the sole assets of the Trust, and, accordingly, payments under the senior or subordinated debt securities will be the sole revenues of the Trust and the Trust’s ability to distribute shares of our common stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to the Trust. We will acquire and own all of the common securities of the Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The common securities will rank on a parity with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated declaration of trust resulting from an event of default under the senior or subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities.

      The Trust has a term of 50 years, but may dissolve earlier as provided in its amended and restated declaration of trust. The Trust’s business and affairs are conducted by the trustees. The trustees for the Trust are JPMorgan Chase Bank, as institutional trustee, Chase Manhattan Bank USA, National Association, as the Delaware trustee, and two regular trustees or “administrative trustees” who are officers of The St. Paul Companies, Inc. JPMorgan Chase Bank, as institutional trustee, will act as sole indenture trustee under the amended and restated declaration of trust. JPMorgan Chase Bank will also act as guarantee trustee under the guarantee and as indenture trustee under the subordinated debt indenture.

      The duties and obligations of each trustee are governed by the amended and restated declaration of trust. As issuer of the subordinated debt securities to be purchased by the Trust and as sponsor of the Trust, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to the Trust and any offering of the Trust’s preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102 and its telephone number is (651) 310-7911.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the period indicated:

		Year Ended December 31,
	Nine Months Ended
	September 30, 2002(1)	2001(1)	2000	1999	1998	1997

Ratio of earnings to fixed charges	—	—	9.03	6.43	1.65	10.06
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	8.32	5.88	1.52	8.88

(1)	Earnings are inadequate to cover fixed charges by $73 million in the first nine months of 2002, and $1.43 billion in 2001. Earnings are inadequate to cover combined fixed charges and preferred stock dividends by $83 million in the first nine months of 2002 and $1.45 billion in 2001.

      Earnings consist of income from continuing operations before income taxes plus fixed charges, net of capitalized interest. Fixed charges consist of interest expense before reduction for capitalized interest and one-third of rental expense, which is considered to be representative of an interest factor.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things, working capital, contributions of capital to our insurance underwriting subsidiaries, capital expenditures, the repurchase of shares of common stock, the repayment of short-term borrowings or acquisitions. Unless otherwise indicated in an accompanying prospectus supplement, St. Paul Capital Trust II will use all proceeds received from the sale of its preferred securities to purchase our subordinated debt securities.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration or continuous process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,683,135,000.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

      The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

      When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

      We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

      Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933 (the “Securities Act”).

      Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

A SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENT DISCLOSURE AND CERTAIN RISKS

      Some of the information presented or incorporated by reference in this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements of current condition. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “estimates,” or variations of such words, and similar expressions are also intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: market and other conditions and their effect on future premiums, revenues, earnings, cash flow and investment income; price increases, improved loss experience and expense savings resulting from the restructuring actions announced in recent years; and statements concerning the anticipated approval of the Western MacArthur asbestos litigation settlement.

      In light of the risks and uncertainties inherent in forward-looking statements, many of which are beyond our control, actual results could differ materially from those in forward-looking statements. Forward-looking statements should not be regarded as a representation that anticipated events will occur or that expected objectives will be achieved. Risks and uncertainties include, but are not limited to, the following: changes in the demand for, pricing of, or supply of our products; competitive considerations, including the continued ability to implement price increases, possible actions by competitors and an increase in competition for our products; general economic conditions, including changes in interest rates and the performance of financial markets; the risk that losses related to credit-sensitive insurance products, including surety bonds, could be material in the event of a sustained economic downturn; the possibility of worse-than anticipated loss development from business written in prior years; additional statement of operations charges if our property-liability loss reserves are insufficient; our exposure to natural or man-made catastrophic events, which are unpredictable, with a frequency or severity exceeding our estimates, resulting in material losses; the impact of the Sept. 11, 2001 terrorist attacks and the ensuing global war on terrorism on the insurance and reinsurance industry in general and potential governmental intervention in the insurance and reinsurance markets to make available insurance coverage for acts of terrorism; risks relating to our potential exposure to losses arising from acts of terrorism and our ability to obtain reinsurance covering such exposures; risks relating to our continuing ability to obtain reinsurance covering catastrophe and other exposures at appropriate prices and/or in sufficient amounts; risks relating to the collectibility of reinsurance and the adequacy of reinsurance to protect us against losses; changes in domestic and foreign laws, tax laws and changes in the regulation of our businesses which affect our profitability and our growth; the possibility of downgrades in our claims-paying and financial strength ratings significantly adversely affecting us, including reducing the number of insurance policies we write, generally, or causing clients who require an insurer with a certain rating level to use higher-rated insurers; the risk that our investment portfolio suffers reduced returns or investment losses which could reduce our profitability; the impact of assessments and other surcharges for guaranty funds and second-injury funds and other mandatory pooling arrangements; risks relating to the transfer of our going forward reinsurance operations to Platinum Underwriters Holdings, Ltd. including risks relating to the administration of the obligations that were not transferred; risks relating to our strategy in connection with runoff health care claims; loss of significant customers; risks relating to the approval by the bankruptcy court of the settlement of the Western MacArthur matter; changes in our estimate of insurance industry losses resulting from the Sept. 11, 2001 terrorist attack (including the impact if that attack were deemed two insurable events rather than one); adverse developments in non-Western MacArthur related asbestos litigation (including claims that certain asbestos-related insurance policies are not subject to aggregate limits); adverse developments in environmental litigation involving policy coverage and liability issues; the effects of emerging claim and coverage issues on our business, including adverse judicial decisions and rulings; the inability of our subsidiaries to pay dividends to us in sufficient amounts to enable us to meet our obligations and pay future dividends; the adverse effects of consolidation in the insurance industry on our margins and demand for our products and services; the cyclicality of the property-liability insurance industry causing fluctuations in our results; risks relating to the nature of our asset management business; our dependence on the business provided to us by agents and brokers; our implementation of new strategies, including our intention to withdraw from certain lines of business, as a result of the strategic review completed in late 2001; and various other matters. We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

      We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

      The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

      The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. Neither indenture limits our ability to incur additional senior indebtedness.

      “Debt securities” in this prospectus refers to both the senior debt securities and the subordinated debt securities.

      The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and JPMorgan Chase Bank, which acts as trustee. The indentures are substantially identical, except for the covenant described below under “— Restrictive Covenants — Limitations on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, which is included only in the senior debt indenture, and the provisions relating to subordination, which are included only in the subordinated debt indenture.

      Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

      The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “— Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

      The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by the laws of the State of New York. A copy of the senior debt indenture, dated as of March 12, 2002, and the form of subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

      We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

      Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We describe the meaning for only the more important terms. Whenever we refer to the defined terms of the indentures in this prospectus or in the prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

      This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

      We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

      In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	the applicability of the provisions described under “— Restrictive Covenants — Defeasance”;

•	any event of default under the series of debt securities if different from those described under “— Default and Related Matters — What Is an Event of Default?”;

•	if the series of debt securities will be issuable only in the form of a global security, as described under “Legal Ownership — Global Securities”, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

      Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

Legal Ownership

Street Name and Other Indirect Holders

      Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

      Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities (i.e., those who are registered as holders of debt securities). As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

      What Is a Global Security? A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”.

      If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

      Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

      Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

      If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “— Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

      Special Situations When Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled, “— Street Name and Other Indirect Holders” and “— Direct Holders”.

      The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

      Defaults are discussed later under “— Default and Related Matters”.

      The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

      In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “— Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description

      The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Subordination Provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•	a Restrictive Covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the voting stock of some of our subsidiaries. A particular series of debt securities may have additional restrictive covenants;

•	situations in which we may invoke the provisions relating to Defeasance;

•	your rights if we Default or experience other financial difficulties; and

•	our Relationship With the Trustee.

Additional Mechanics

Form, Exchange and Transfer

      The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000.

      You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

      You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

      You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

      If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

      If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

      We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

      We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 450 West 33rd Street, 15th Floor, New York, New York 10001. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

      Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

      We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

      We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

      Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

      We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless the following conditions (among others) are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiaries, called liens, as discussed under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

      There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

      Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into securities or other property;

•	reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

      Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of all series affected thereby, voting together as a single class. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

      Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

      Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

      Changes by Waiver Requiring a Majority Vote. Fourth, we need a vote by direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described later under “— Restrictive

Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such a majority vote to obtain a waiver of any past default, except a payment default listed in the first category described later under “— Default and Related Matters — Events of Default”.

      Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the direct holders of a majority in aggregate principal amount of all affected series, voting together as one class.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in the prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

      Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance — Full Defeasance”.

      We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

      Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

      Direct holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

      Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements;

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us; and

•	to satisfy the expenses and fees of the subordinated debt indenture trustee under the subordinated debt indenture.

      The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness we owe to a subsidiary of ours (other than the John Nuveen Company and its consolidated subsidiaries);

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness we owe to any trust, other than the Trust and St. Paul Capital Trust I (a statutory business trust created under Delaware law by us), or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities; and

•	indebtedness we may incur in violation of the subordinated debt indenture.

      The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

      If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

      Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

      We have made certain promises in each indenture called “covenants” where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture we have made the promise described in the next paragraph. The subordinated debt indenture does not include the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries

      Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any voting stock of a designated subsidiary, unless we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, at our election, any of our or any designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in any designated subsidiary.

      As used here:

•	voting stock means all classes of stock (including any interest in such stock) outstanding of a designated subsidiary that are normally entitled to vote in elections of directors;

•	designated subsidiary means St. Paul Fire and Marine Insurance Company and any of our other subsidiaries that has assets exceeding 20% of our consolidated assets. As of the date of this prospectus, St. Paul Fire and Marine Insurance Company and United States Fidelity and Guaranty Company are the only subsidiaries satisfying this 20% test. For purposes of applying the 20% test, the assets of a subsidiary and our consolidated assets are both determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of the 20% test and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter; and

•	subsidiary means a corporation, partnership or trust in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for election of directors.

Defeasance

      The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

      Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there must be a change in current federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “— Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

      If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “— Subordination Provisions” will not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

      Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

      If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	our promises regarding conduct of our business previously described under “— Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described under “— Special Situations — Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described under “— Default and Related Matters — Events of Default — What Is an Event of Default?”.

      In addition, in the case of subordinated debt securities, the provisions described above under “— Subordination Provisions” will not apply if we accomplish covenant defeasance.

      If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

Ranking With Our Other Unsecured Creditors

      The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture.

Events of Default

      You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

      What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•	we remain in breach of the restrictive covenant described previously under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries” or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

      Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions”. If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

      Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity.

      However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

      Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

      We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Our Relationship With the Trustee

      JPMorgan Chase Bank, the trustee under the indentures and the institutional trustee and Delaware trustee to each of the Trust and St. Paul Capital Trust I (a statutory business trust created under Delaware law by us), together with its affiliates, has an aggregate $60 million participation under revolving credit agreements among us and certain banks named therein providing for aggregate borrowing by us of a maximum of $540 million. No borrowings under these facilities were outstanding at December 31, 2002. In addition, JPMorgan Chase Bank has a $25 million participation under a three-year revolving credit agreement among The John Nuveen Company, one of our subsidiaries, and certain banks named in it providing for aggregate borrowing by The John Nuveen Company of a maximum of $125 million. There were no borrowings outstanding under this facility at December 31, 2002. JPMorgan Chase Bank is also the trustee under other indentures pursuant to which we or our subsidiaries have issued debt securities and an affiliate of JPMorgan Chase Bank has provided investment banking services to us from time to time.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

      We may issue preferred stock in one or more series, as described below. The following briefly summarizes the provisions of our restated articles of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our restated articles of incorporation which is an exhibit to the registration statement which contains this prospectus.

      The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

      As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

      Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our restated articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Stock

      Under our restated articles of incorporation our board of directors is authorized, without further action by our shareholders, to establish from the 5,000,000 undesignated shares authorized by our restated articles of incorporation one or more classes and series, to designate each such class and series, to fix the relative rights and preferences of each such class and series and to issue such shares. Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares may be convertible into shares of any other series or class of stock, including common stock, if our board of directors so determines. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted before we issue any shares of the series of preferred stock.

      The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our restated articles of incorporation.

      When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

      Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

      Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

      Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

      We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

      Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Conversion or Exchange Rights

      The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part.

Liquidation Preference

      In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

      The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

      The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

      We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

      We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

      Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

      The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

      In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

      The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

      If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

      After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

      Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

      The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

      The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

      The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

      We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges (other than any change in the fees of any depositary, registrar or transfer agent) or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

      The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

      We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

      We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

      The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

      The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

      The following briefly summarizes the provisions of our restated articles of incorporation and bylaws that would be important to holders of common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our restated articles of incorporation and bylaws which are exhibits to the registration statement which contains this prospectus.

Our Common Stock

      Our authorized capital stock includes 480,000,000 shares of common stock. As of January 3, 2003, there were 226,798,999 shares of common stock outstanding, which were held by 16,914 shareholders of record.

      Each share of common stock is entitled to participate pro rata in distributions upon liquidation, subject to the rights of holders of preferred shares, and to one vote on all matters submitted to a vote of shareholders, including the election of directors. A vote of two-thirds of the voting power of all outstanding voting shares is required in order to approve certain business combinations or to amend the provisions in our restated articles of incorporation applicable to such business combinations. Holders of common stock have no preemptive or similar equity preservation rights, and cumulative voting of shares in the election of directors is prohibited.

      The holders of common stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of preferred shares. We are a holding company, and our primary source for the payment of dividends is dividends from our subsidiaries. Various state laws and regulations limit the amount of dividends that may be paid to us by our insurance subsidiaries.

      The outstanding shares of common stock are, and the shares of common stock offered by the registration statement when issued will be, fully paid and nonassessable.

      Our common stock is listed on the New York Stock Exchange under the symbol “SPC”.

Transfer Agent

      The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota, N.A.

Limitation of Liability and Indemnification Matters

      We are subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of that person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements), incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person:

•	has not been indemnified therefor by another organization or employee benefit plan;

•	acted in good faith;

•	received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•	reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in that person’s official capacity for the corporation, or, in the case of acts or omissions in that person’s official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

      Our bylaws provide that, subject to the limitations of the next sentence, we will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including, without limitation, attorneys’ fees and disbursements) incurred by that person in connection with the proceeding in the manner and to the fullest extent permitted or required by Section 302A.521. However, we will neither indemnify nor make advances under Section 302A.521 to any person who at the time of the occurrence or omission, which is claimed to have given rise to the matter which is the subject of the proceeding, only had an agency relationship to us and was not at that time our officer, director or employee unless such person and we were at that time parties to a written contract for indemnification or advances with respect to such matter or unless our board of directors specifically authorizes such indemnification or advances.

      We have directors’ and officers’ liability insurance policies, with coverage of up to $250 million, subject to various deductibles and exclusions from coverage.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

      We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, common stock or any combination of these securities and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

      The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement which contains this prospectus.

      The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

      Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

      A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

      The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

      We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

      The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

      We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

      The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUST MAY OFFER

      The following summary outlines the material terms and provisions of the preferred securities that the Trust may offer. The particular terms of any preferred securities the Trust offers and the extent if any to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

      The Trust will issue the preferred securities under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by the Trust. The amended and restated declaration of trust for the Trust is subject to and governed by the Trust Indenture Act of 1939 and Chase Manhattan Bank USA, National Association will act as Delaware trustee and JPMorgan Chase Bank will act as institutional trustee under the amended and restated declaration of trust for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended and restated declaration of trust and those made part of the amended and restated declaration of trust by the Trust Indenture Act and the Delaware Business Trust

Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of amended and restated declaration of trust, which is filed as an exhibit to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Business Trust Act.

Terms

      The amended and restated declaration of trust will provide that the Trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to the Trust in exchange for the proceeds of the sales of the preferred and common securities, and any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to the Trust. If we fail to make a payment on the senior or the subordinated debt securities, the Trust holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on its preferred securities. If the preferred securities are convertible into or exchangeable for shares of our common stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to the Trust, the Trust will be unable to distribute to the holders any of our shares of common stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

      You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•	the annual distribution rate, or method of determining the rate at which the Trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related subordinated debt securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the Trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;

•	any obligation of the Trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	any terms and conditions upon which the debt securities held by the Trust issuing the securities may be distributed to holders of preferred securities;

•	if the preferred securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of the Trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the amended and restated declaration of trust or with applicable law.

      We will guarantee the preferred securities to the extent described below under “Description of Trust Guarantee”. Our guarantee, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the amended and restated declaration of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the preferred securities, if the preferred securities are convertible into or exchangeable for shares of our common stock or other securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

      Unless otherwise specified in an applicable prospectus supplement, the amended and restated declaration of trust states that the Trust will be dissolved:

•	on the expiration of the term of the Trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the Trust;

•	upon our written direction to the institutional trustee to dissolve the Trust and distribute the related subordinated debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the Trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the Trust.

      Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after the Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by the Trust will be entitled to receive:

•	the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related debt securities is determined by the institutional trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment, and.

•	if we issued warrants to the trust, a number of warrants equal to the holders proportionate share to total number of warrants held by the Trust.

      If the Trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by the Trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

      The following will be events of default under the amended and restated declaration of trust:

•	an event of default under the subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

      If an event of default with respect to a related series of debt securities occurs and is continuing under the related indenture, and the related indenture trustee or the holders of not less than 25% in aggregate principal amount of the related debt securities outstanding fail to declare the principal amount of all of such debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the trust holding the debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the institutional trustee and the indenture trustee under the related indenture.

      At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences:

•	if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the institutional trustee; and

•	if all existing events of default with respect to the related subordinated debt securities have been cured or waived except non-payment of principal on the related subordinated debt securities that has become due solely because of the acceleration.

      The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended and restated declaration of trust.

      The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred on the institutional trustee under the amended and restated declaration of trust.

      A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the institutional trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

      We are required to furnish annually, to the institutional trustee for the Trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the Trust are not in default under the applicable amended and restated declaration of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

      The Trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “— Liquidation Distribution Upon Dissolution”. The Trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the Trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any State if:

•	the successor entity either:

•	expressly assumes all of the obligations of the Trust relating to its preferred and common securities; or

•	substitutes for the Trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the institutional trustee of the Trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger event, we shall provide to the Trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust’s preferred or common securities in any material respect;

•	following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	following the merger event, the Trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

•	we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

      In addition, unless all of the holders of the preferred securities approve otherwise, the Trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the Trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

      Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under “— Amendment to the Trust Agreement” and “Description of Trust Guarantee — Modification of the Trust Guarantee; Assignment” and as otherwise required by law.

      If any proposed amendment to the amended and restated declaration of trust provides for, or the trustee of the Trust otherwise proposes to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the amended and restated declaration of trust or otherwise; or

•	the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the amended and restated declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

      The holders of a majority in aggregate liquidation amount of the preferred securities issued by the Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the amended and restated declaration of trust, including the right to direct the institutional trustee, as holder of the debt securities and, if applicable, the warrants, to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related subordinated debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	if we issue warrants to the Trust, direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee as the registered holder of the warrants;

•	waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

      In addition, before taking any of the foregoing actions, we will provide to the institutional trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

      The institutional trustee will notify all preferred securities holders of the Trust of any notice of default received from the indenture trustee with respect to the debt securities held by the Trust.

      Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address at least 7 days and not more than 60 days before the meeting.

      No vote or consent of the holders of the preferred securities will be required for the Trust to redeem and cancel its preferred securities in accordance with its amended and restated declaration of trust.

      Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Trust Agreement

      The amended and restated declaration of trust may be amended from time to time by us and the institutional trustee and the administrative trustees of the Trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the subordinated debt securities held by the Trust are treated as indebtedness for United States federal income tax purposes or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act of 1940;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

      Other amendments to the amended and restated declaration of trust may be made by us and the trustees of the Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of the Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the subordinated debt securities held by the Trust as indebtedness for United States federal income tax purposes or affect the Trust’s exemption from the Investment Company Act of 1940.

      Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of the Trust, an amended and restated declaration of trust may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of the Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

•	change any of the conversion or redemption provisions; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

      Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, the warrant agreement, we may remove the institutional trustee and the Delaware trustee at any time. If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the Trust’s common securities. No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated declaration of trust.

Merger or Consolidation of Trustees

      Any entity into which the institutional trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended and restated declaration of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Institutional Trustee

      For matters relating to compliance with the Trust Indenture Act of 1939, the institutional trustee for the Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act of 1939. Except if an event of default exists under the amended and restated declaration of trust, the institutional trustee will undertake to perform only the duties specifically set forth in the amended and restated declaration of trust. While such an event of default exists, the institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the institutional trustee is not obligated to exercise any of the powers vested in it by the amended and restated declaration of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default.

      JPMorgan Chase Bank, which is the institutional trustee for the Trust and St. Paul Capital Trust I (a statutory business trust created under Delaware law by us), also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking relationships with JPMorgan Chase Bank, which are described above under “Description of Debt Securities We May Offer — Our Relationship With the Trustee”.

Miscellaneous

      The administrative trustees of the Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•	the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the debt securities held by the Trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940.

      We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or the amended and restated declaration of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

      Registered holders of the preferred securities have no preemptive or similar rights.

      The Trust may not, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

      The amended and restated declaration of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEE

      The following describes certain general terms and provisions of the trust guarantee which we will execute and deliver for the benefit of the holders from time to time of preferred securities. The trust guarantee will be separately qualified as an indenture under the Trust Indenture Act of 1939, and JPMorgan Chase Bank will act as indenture trustee under the trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939. The terms of the trust guarantee will be those contained in the trust guarantee and those made part of the trust guarantee by the Trust Indenture Act of 1939. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act of 1939. The trust guarantee will be held by the guarantee trustee of the Trust for the benefit of the holders of the preferred securities.

General

      We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that the Trust may have except for the defense of payment:

•	any accrued and unpaid distributions which are required to be paid on the preferred securities, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so;

•	any distributions of our common stock or preferred stock or any other of our securities, in the event that the preferred securities may be converted into or exercised for our common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the Trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of related subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

•	the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the Trust remaining available for distribution to holders of such preferred securities in liquidation of the Trust.

      Our obligation to make a payment under the trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which the trust guarantee relates or by causing the Trust to pay the amounts to the holders.

Modification of the Trust Guarantee; Assignment

      Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), the trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in the trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

      The trust guarantee will terminate when any of the following has occurred:

•	all preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the Trust or both;

•	the subordinated debt securities held by the Trust have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the amended and restated declaration of trust upon liquidation of the Trust have been paid in full.

      The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the trust guarantee.

Events of Default

      There will be an event of default under the trust guarantee if we fail to perform any of our payment or other obligations under the trust guarantee. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantee.

      The trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantee

      The applicable prospectus supplement relating to the preferred securities will indicate whether the trust guarantee is our senior or subordinated obligation. If the trust guarantee is our senior obligation it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

      If the trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

•	on parity with our most senior preferred or preference stock currently outstanding or issued in the future, with any guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

•	senior to our common stock.

      The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the trust guarantee relating to applicable subordination.

Information Concerning the Guarantee Trustee

      The guarantee trustee, except if we default under the trust guarantee, will undertake to perform only such duties as are specifically set forth in the trust guarantee and, in case a default with respect to the trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the trust guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

      The trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Subordinated Debt Securities and the Trust Guarantee

      As long as we may make payments of interest and any other payments when they are due on the subordinated debt securities held by the Trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by the Trust because of the following factors:

•	the total principal amount of the subordinated debt securities held by the Trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the Trust;

•	the interest rate and the interest payment dates and other payment dates on the subordinated debt securities held by the Trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the Trust;

•	we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than obligations under the trust securities); and

•	the amended and restated declaration of trust will further provide that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

      We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent the Trust has funds available to pay such amounts as and to the extent set forth under “Description of Trust Guarantee”. Taken together, our obligations under the subordinated debt securities, the subordinated debt indenture, the amended and restated declaration of trust and the trust guarantee will provide a full, irrevocable and unconditional guarantee of the Trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust’s obligations under the preferred securities.

      If and to the extent that we do not make the required payments on the subordinated debt securities, the Trust will not have sufficient funds to make its related payments, including distributions on the preferred securities. Our trust guarantee will not cover any payments when the Trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us. Our obligations under the trust guarantee will be subordinate to all of our senior indebtedness.

PLAN OF DISTRIBUTION

      We and the Trust may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

      Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

      Because the National Association of Securities Dealers, Inc. (“NASD”) views securities such as the preferred securities as interest in a direct participation program, any offering of preferred securities by the Trust will be made in compliance with Rule 2810 of the NASD’s Conduct Rules.

      In some cases, we and the Trust may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

      The securities we and the Trust distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

      We and the Trust may solicit offers to purchase securities directly from the public from time to time. We and the Trust may also designate agents from time to time to solicit offers to purchase securities from the public on our or the Trust’s behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the Trust may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

      In connection with the sale of securities, underwriters may receive compensation from us or the Trust or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the Trust, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the Trust may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

      If dealers are utilized in the sale of the securities, we and the Trust will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

      We and the Trust may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

      In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

      The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

      These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

      Underwriters, dealers and agents may engage in transactions with or perform services for us or the Trust, or be customers of ours or the Trust, in the ordinary course of business.

VALIDITY OF SECURITIES

      Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the Trust and its preferred securities will be passed upon for the Trust and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Bruce A. Backberg, Esq., our Senior Vice President, and for the underwriters, if any, by Sullivan & Cromwell LLP, New York, New York. Mr. Backberg may rely as to matters of New York law upon the opinion of Sullivan & Cromwell LLP, and Sullivan & Cromwell LLP may rely as to matters of Minnesota law upon the opinion of Mr. Backberg. As of January 6, 2003, Mr. Backberg owned, directly and indirectly, 20,289 shares of our common stock, 458 shares of our Series B Convertible Preferred Stock and currently exercisable options to purchase 85,135 additional shares of our common stock. Sullivan & Cromwell LLP regularly provides legal services to us.

EXPERTS

      Our consolidated financial statements and financial statement schedules I through V as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, which are included in or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2001 and which have been incorporated by reference in this registration statement, have been audited by KPMG LLP, independent accountants, as set forth in their reports thereon incorporated by reference herein. The consolidated financial statements and financial statement schedules referred to above are included in reliance upon such reports of KPMG LLP, given upon the authority of such firm as experts in accounting and auditing. The audit reports covering the December 31, 2001 consolidated financial statements and schedules refer to changes in the Company’s methods of accounting for derivative instruments and hedging activities and insurance-related assessments.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on the New York Stock Exchange under the symbol “SPC”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

      The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 9 of our current reports on Form 8-K is not incorporated by reference in this prospectus and registration statement. We furnished information under Item 9 of our current reports on Form 8-K filed June 3 and August 14, 2002. We incorporate by reference the documents listed below and filings that we make after the date of filing the initial registration statement and prior to the effectiveness of that registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered:

•	Annual Report on Form 10-K for the year ended December 31, 2001;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002;

•	Current Reports on Form 8-K filed March 5, March 13, April 26, June 3, July 16, July 24, July 30, August 1 and November 7, 2002; and

•	Proxy Statement for the Annual Meeting of Shareholders held on May 7, 2002.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

      Corporate Secretary, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102. (651) 310-7911.

      We have not included or incorporated by reference in this prospectus any separate financial statements of the Trust. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the Trust;

•	the Trust does not and will not have any independent operations other than to issue securities and to purchase and hold our subordinated debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the Trust as described in this prospectus.

      Although the Trust would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt the Trust from filing this information for as long as we continue to file our information with the SEC.

       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the debt securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Supplement

Prospectus
The St. Paul Companies, Inc.	1
St. Paul Capital Trust II	1
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends	2
Use of Proceeds	2
About this Prospectus	2
A Special Note Regarding Forward-Looking Statement Disclosure and Certain Risks	3
Description of Debt Securities We May Offer	5
Description of Preferred Stock We May Offer	17
Description of Depositary Shares We May Offer	19
Description of our Common Stock	23
Description of Warrants We May Offer	24
Description of Stock Purchase Contracts We May Offer	25
Description of Units that We May Offer	26
Description of Preferred Securities that the Trust May Offer	26
Description of Trust Guarantee	34
Plan of Distribution	36
Validity of Securities	38
Experts	38
Where You Can Find More Information	38

$500,000,000

(THE ST. PAUL LOGO)

The St. Paul

Companies, Inc.

Medium-Term Notes, Series D

Due from 9 Months to 30 Years
from date of Issue

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

JPMorgan